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                                                                    EXHIBIT 23.2


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of DBT Online, Inc. on Form S-8 of our reports dated January 20, 1995, with respect to the consolidated financial statements and financial statement schedule of Database Technologies, Inc. for the year ended December 31, 1994, appearing in the Annual Report on Form 10-K of DBT Online, Inc. for the fiscal year ended December 31, 1996.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.


AHEARN, JASCO + COMPANY, P.A.




Pompano Beach, Florida
November 24, 1997